Exhibit 99.1

PETROLEUM MARKETERS, INCORPORATED

AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2013 and 2012

(With Independent Auditors’ Report Thereon)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Table of Contents

June 30, 2013 and 2012

Independent Auditors’ Report

The Board of Directors and Stockholders

Petroleum Marketers, Incorporated:

We have audited the accompanying consolidated financial statements of Petroleum Marketers, Incorporated and its subsidiaries, which comprise the consolidated balance sheets as of June 30, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Petroleum Marketers, Incorporated and its subsidiaries as of June 30, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Roanoke, Virginia

September 10, 2013, except for note 13, which is as of July 8, 2014

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2013 and 2012

	2013	2012
Assets
Current assets:
Cash (note 11)	$9,983,015	6,942,680
Trade accounts receivable, less allowance for doubtful accounts of $750,000 in 2013 and $1,000,000 in 2012 (notes 2, 5, 10 and 11)	28,222,245	26,962,324
Refundable income taxes	2,249	489,574
Inventories (notes 3 and 5)	13,795,628	13,951,159
Prepaid expenses	708,654	689,204
Deferred income taxes (note 6)	80,305	186,727

Total current assets	52,792,096	49,221,668

Property and equipment (note 5):
Land and improvements	4,964,210	5,020,296
Buildings and improvements	14,445,195	14,483,365
Equipment	38,762,634	38,703,575
Automobiles and trucks	5,690,225	5,684,057
Furniture and fixtures	155,907	155,650
Leasehold improvements	6,425,835	6,150,106

Total property and equipment	70,444,006	70,197,049
Less accumulated depreciation and amortization	(52,295,975)	(49,697,216)

Property and equipment, net	18,148,031	20,499,833

Other assets:
Available-for-sale investments, at fair value (notes 4, 7 and 11)	6,718,388	5,089,422
Cash value of life insurance, net of borrowings of $3,960,895 in 2013 and $3,532,057 in 2012	1,331,673	1,230,427
Customer lists, net	—	10,684
Other	324,842	337,789

Total other assets	8,374,903	6,668,322

Total assets	$79,315,030	76,389,823

See accompanying notes to consolidated financial statements.

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2013 and 2012

	2013	2012
Liabilities and Equity
Current liabilities:
Current installments of long-term debt (notes 5 and 11)	$5,000	5,375
Trade accounts payable (note 11)	40,781,381	37,994,588
Accrued expenses (note 11)	2,665,854	3,659,830

Total current liabilities	43,452,235	41,659,793

Long-term liabilities:
Long-term debt, excluding current installments (notes 5 and 11)	35,000	40,000
Supplemental retirement (note 7)	6,253,884	4,891,369
Deferred income taxes (note 6)	755,816	1,377,207
Other	230,699	286,277

Total long-term liabilities	7,275,399	6,594,853

Total liabilities	50,727,634	48,254,646

ESOP shares subject to redemption (notes 8 and 13)	12,027,476	13,004,735

Stockholders’ equity (notes 4, 5, 8 and 9):
Common stock, $1 par value. Authorized 455,000 shares; issued and outstanding 117,051 shares in 2013 and 121,020 shares in 2012	117,051	121,020
Additional paid-in capital	1,304,396	1,304,396
Accumulated other comprehensive income, net of deferred income taxes	1,019,334	573,694
Retained earnings	26,146,615	26,136,067
ESOP shares subject to redemption (note 13)	(12,027,476)	(13,004,735)

Total stockholders’ equity	16,559,920	15,130,442

Total equity	28,587,396	28,135,177
Commitments and contingencies (notes 5, 7, 8 and 9)

Total liabilities and equity	$79,315,030	76,389,823

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

Years ended June 30, 2013 and 2012

	2013	2012
Net sales (note 10)	$1,040,571,035	1,081,357,686
Cost of sales	975,872,355	1,013,719,819

Gross profit	64,698,680	67,637,867

Other income:
Rental income (note 9)	797,364	783,815
Interest and service charges	187,066	215,909
Gain on sales of property and equipment, net	111,956	131,940
Other, net	1,367,101	1,379,632

Total other income	2,463,487	2,511,296

Total gross profit and other income	67,162,167	70,149,163

Operating expenses:
Salaries and employee benefits	25,707,701	26,404,183
Rent (note 9)	5,594,279	5,527,029
Credit card processing fees	5,610,524	5,819,083
Truck and automobile operations (note 9)	4,060,873	3,980,776
Insurance	3,018,866	2,652,900
Repairs and maintenance	4,653,730	4,573,512
Taxes and licenses	3,719,386	3,729,485
Depreciation and amortization	3,293,030	3,670,282
Interest	82,603	148,608
ESOP contributions (note 8)	267,849	469,643
Other	9,374,373	10,046,481

Total operating expenses	65,383,214	67,021,982

Income before income tax expense	1,778,953	3,127,181
Income tax expense (note 6)	641,361	1,175,252

Net income	$1,137,592	1,951,929

See accompanying notes to consolidated financial statements.

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

Years ended June 30, 2013 and 2012

	2013	2012
Net income	$1,137,592	1,951,929

Other comprehensive income:
Unrealized gains on available-for-sale investments arising during the year, net of deferred income tax effect of $272,670 in 2013 and $72,202 in 2012	445,640	118,003

Total comprehensive income	$1,583,232	2,069,932

See accompanying notes to consolidated financial statements.

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years ended June 30, 2013 and 2012

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	ESOP Shares Subject to Redemption	Total Stockholders’ Equity
Balance, June 30, 2011	$124,158	1,122,003	455,691	25,400,299	(13,208,970)	13,893,181
Net income	—	—	—	1,951,929	—	1,951,929
Net unrealized gains on available-for-sale investments, net of deferred income tax effect of $72,202 (notes 4 and 6)	—	—	118,003	—	—	118,003
Cash dividends ($2.25 per share)	—	—	—	(270,608)	—	(270,608)
Contribution of common stock to ESOP (750 shares) (note 8)	750	182,393	—	—	—	183,143
Repurchase of outstanding shares of common stock (3,888 shares)	(3,888)	—	—	(945,553)	—	(949,441)
Change in ESOP shares subject to redemption (note 13)	—	—	—	—	204,235	204,235

Balance, June 30, 2012	121,020	1,304,396	573,694	26,136,067	(13,004,735)	15,130,442
Net income	—	—	—	1,137,592	—	1,137,592
Net unrealized gains on available-for-sale investments, net of deferred income tax effect of $272,670 (notes 4 and 6)	—	—	445,640	—	—	445,640
Cash dividends ($1.00 per share)	—	—	—	(117,958)	—	(117,958)
Repurchase of outstanding shares of common stock (3,969 shares)	(3,969)	—	—	(1,009,086)	—	(1,013,055)
Change in ESOP shares subject to redemption (note 13)	—	—	—	—	977,259	977,259

Balance, June 30, 2013	$117,051	1,304,396	1,019,334	26,146,615	(12,027,476)	16,559,920

See accompanying notes to consolidated financial statements.

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended June 30, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$1,137,592	1,951,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,269,399	3,612,960
Amortization of other assets	23,631	57,322
Provision for bad debts	(38,096)	1,211,822
Gain on sales of property and equipment, net	(111,956)	(131,940)
Increase in cash value of life insurance	(530,084)	(515,734)
Supplemental retirement	1,362,515	931,460
Deferred income tax benefit	(787,639)	(778,048)
Contribution of common stock to ESOP	—	183,143
Net (increase) decrease in:
Trade accounts receivable	(1,221,825)	(453,213)
Refundable income taxes	487,325	(489,574)
Inventories	155,531	(2,103,984)
Prepaid expenses	(19,450)	21,585
Net increase (decrease) in:
Trade accounts payable and accrued expenses	1,792,817	3,226,544
Other liabilities	(55,911)	27,832

Net cash provided by operating activities	5,463,849	6,752,104

Cash flows from investing activities:
Capital expenditures	(1,060,789)	(1,609,275)
Proceeds from sales of property and equipment	255,481	365,269
Purchases of available-for-sale investments	(910,656)	(800,237)
Proceeds from sales of other assets	—	14,100

Net cash used in investing activities	(1,715,964)	(2,030,143)

Cash flows from financing activities:
Principal payments on long-term debt	(5,375)	(9,123)
Proceeds from borrowings against cash value of life insurance	3,960,895	3,532,057
Repayment of borrowings against cash value of life insurance	(3,532,057)	(3,119,149)
Cash dividends	(117,958)	(270,608)
Repurchase of outstanding shares of common stock	(1,013,055)	(949,441)

Net cash used in financing activities	(707,550)	(816,264)

Net increase in cash	3,040,335	3,905,697

Cash, beginning of year	6,942,680	3,036,983

Cash, end of year	$9,983,015	6,942,680

(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended June 30, 2013 and 2012

	2013	2012
Supplemental disclosures of cash flows information:
Cash paid during the year for:
Interest	$82,326	140,561

Income taxes, net of refunds received	$941,675	2,532,875

Noncash transactions:
The net unrealized gains on available-for-sale investments, net of deferred income tax effects, of $445,640 and $118,003 have been reflected as noncash transactions in 2013 and 2012, respectively.

See accompanying notes to consolidated financial statements.

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Petroleum Marketers, Incorporated and subsidiaries (the Company) distributes petroleum products and operates convenience stores and branded food locations. Its customers include dealer, commercial, industrial, governmental, residential and automotive entities, as well as individual consumers. The Company’s convenience stores are branded Shell, Exxon, Citgo and BP, and its branded food locations are franchised through Burger King, Arby’s and Subway. The Company was incorporated in March 1950 in the Commonwealth of Virginia, with operations now expanded into West Virginia, Tennessee, North Carolina, Maryland, Kentucky and Pennsylvania.

(b)	Basis of Consolidation

The consolidated financial statements include the accounts of Petroleum Marketers, Incorporated and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(d)	Inventories

Inventories of bulk refined petroleum products purchased for resale are valued at the lower of cost (last-in, first-out (LIFO) method) or market. The inventories of lubricants, antifreeze, convenience store merchandise and branded food products are valued at the lower of cost (first-in, first-out (FIFO) and average cost, which approximates FIFO, methods) or market.

(e)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line and accelerated methods over the estimated useful lives of the various assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the leases. Estimated useful lives are ten to thirty-one years for buildings and improvements; five to ten years for equipment; three to seven years for automobiles and trucks; five to ten years for furniture and fixtures; and five to twenty-five years for leasehold improvements.

The costs of major improvements are capitalized, while the costs of maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed when incurred. The cost and related accumulated depreciation or amortization on property and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income.

9	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

Interest and labor costs related to construction are capitalized as a component of each project. Total interest costs of $1,796 and $2,437 and total labor costs of $31,300 and $48,542 were capitalized during the years ended June 30, 2013 and 2012, respectively.

(f)	Available-for-Sale Investments

Available-for-sale investments consist of mutual funds and are recorded at fair value. The Company does not currently hold any debt securities. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale investments are excluded from net income and reported as a separate component of accumulated other comprehensive income or loss until realized. Realized gains and losses from the sale of available-for-sale investments are determined on a specific-identification basis. A decline in the market value of any available-for-sale investment below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value. The impairment is charged to net income and a new cost basis for the investment is established. To determine whether an impairment is other-than-temporary, the Company considers all available information relevant to the collectibility of the security, including past events and current conditions. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end, forecasted performance of the investee, and the general market condition in the geographic area or industry in which the investee operates. Dividend and interest income are recognized when earned.

(g)	Derivative Instruments and Hedging Activities

All derivative instruments are recognized as either assets or liabilities on the consolidated balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged, or recognized in accumulated other comprehensive income or loss, to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings.

The Company only enters into a derivative contract that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness.

The Company also formally assesses, both at the inception of the hedging relationship and on an ongoing basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income or loss and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings. The Company discontinues hedge accounting prospectively when it determines that: the derivative is no

10	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

longer effective in offsetting cash flows attributable to the hedged risk; the derivative expires or is sold, terminated, or exercised; the cash flow hedge is de-designated because a forecasted transaction is not probable of occurring; or management determines to remove the designation of the cash flow hedge.

There were no outstanding derivative instruments at June 30, 2013 and 2012.

(h)	Other Assets

Costs of customer lists were amortized on a straight-line basis not exceeding fifteen years.

(i)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in net income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest, if any, related to unrecognized tax benefits in interest expense and penalties, if any, in operating expenses.

(j)	Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

(k)	Revenue recognition

The Company recognizes revenue from the distribution of petroleum products when the products are delivered and the customer takes ownership and assumes risk of loss. The Company recognizes revenue from its convenience store and branded food operations when the customer receives and pays for the merchandise at the register or pump.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of income.

11	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

(l)	Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $163,030 and $171,689 during the years ended June 30, 2013 and 2012, respectively.

(m)	Employee Stock Ownership Plan

An Employee Stock Ownership Plan (ESOP) is maintained for all eligible employees. Annual contributions to the ESOP are determined by the Board of Directors but are limited to amounts allowed in accordance with the Internal Revenue Code.

Since the Company’s common stock is not readily tradable on an established market, the ESOP contains a put option which allows participants who are withdrawing from the ESOP to require the Company to repurchase the stock in their accounts at fair value, as defined, during the put option period, as defined. The ESOP has the option of assuming the Company’s repurchase obligations resulting from the put option. The Company accounts for transactions relating to the ESOP in accordance with FASB Accounting Standards Codification (ASC) Subtopic 718-40, Compensation – Stock Compensation – Employee Stock Ownership Plans, which requires that employer redemptions of ESOP shares from withdrawing participants be recorded as purchases of treasury stock. The Company classifies the fair value of the ESOP shares that include such a put arrangement in between liabilities and stockholders’ equity on the accompanying consolidated balance sheets (see notes 8 and 13).

(n)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

(o)	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

12	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

In May 2011, the FASB issued Accounting Standards Update (ASU) 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new standard does not extend the use of fair value but, rather, provides guidance about how fair value should be applied where it is already required or permitted under International Financial Reporting Standards (IFRS) or U.S. GAAP. For U.S. GAAP, most of the changes are clarifications of existing guidance or wording changes to align with IFRS. The ASU also requires additional disclosures for nonpublic entities to provide quantitative information about significant unobservable inputs used for all Level 3 measurements and a description of the valuation process used. The provisions of the ASU are effective for reporting periods beginning after December 15, 2011. The Company adopted the provisions of the ASU in fiscal year 2013. The adoption of ASU 2011-04 did not have a material effect on the Company’s consolidated financial statements.

See note 11 to the consolidated financial statements.

(p)	Subsequent Events

The Company has evaluated subsequent events for potential recognition and/or disclosure through September 10, 2013, the date the June 30, 2013 consolidated financial statements were available to be issued, except for note 13, which is as of July 8, 2014.

See note 13 to the consolidated financial statements.

(2)	Allowance for Doubtful Accounts

Changes in the allowance for doubtful accounts for the years ended June 30, 2013 and 2012 consist of the following:

	2013	2012
Balance, beginning of year	$1,000,000	1,000,000
Provision for bad debts	(38,096)	1,211,822
Chargeoffs, net of recoveries	(211,904)	(1,211,822)

Balance, end of year	$750,000	1,000,000

13	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

(3)	Inventories

Inventories at June 30, 2013 and 2012 consist of the following:

	2013	2012
Bulk refined petroleum products	$1,253,404	762,904
Lubricants and antifreeze	6,077,786	6,542,535
Convenience store merchandise and branded food products	6,464,438	6,645,720

Total	$13,795,628	13,951,159

Inventories of bulk refined petroleum products purchased for resale are valued at cost based on the LIFO method. If the FIFO method of inventory accounting had been used by the Company on these inventories, inventories would have been $965,868 and $901,902 higher than reported at June 30, 2013 and 2012, respectively.

(4)	Available-for-Sale Investments

The cost, gross unrealized gains, gross unrealized losses and fair value of available-for-sale investments at June 30, 2013 and 2012 are as follows:

	2013
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mutual funds	$5,075,361	1,643,027	—	6,718,388

	2012
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mutual funds	$4,164,705	924,717	—	5,089,422

(5)	Long-Term Debt

Long-term debt at June 30, 2013 and 2012 consists of the following:

	2013	2012
Long-term debt	$40,000	45,375
Less current installments of long-term debt	(5,000)	(5,375)

Long-term debt, excluding current installments	$35,000	40,000

14	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

Long-term debt matures subsequent to June 30, 2013 as follows:

Year ending June 30,
2014	$5,000
2015	5,000
2016	5,000
2017	5,000
2018	5,000
Thereafter	15,000

Total	$40,000

The Company’s revolving credit agreement provides for borrowings not to exceed $20,000,000, and is collateralized by receivables, inventories and real estate, with variable interest based on LIBOR plus lender margin. The availability under this agreement, which matures December 15, 2014, fluctuates monthly based on the borrowing base formula as defined in the agreement. A commitment fee equal to 1/5% of the unused available balance is payable by the Company on a quarterly basis. As of June 30, 2013 and 2012, no borrowings were outstanding under this revolving credit agreement.

The above obligations contain various financial covenants, including debt to worth ratio, funded debt to EBITDA ratio, debt service coverage ratio, and restrictions on the payment of dividends.

(6)	Income Taxes

Income tax expense (benefit) attributable to income before income tax expense is as follows:

	Current	Deferred	Total
2013:
Federal	$1,186,670	(663,144)	523,526
State	242,330	(124,495)	117,835

Total	$1,429,000	(787,639)	641,361

2012:
Federal	$1,617,719	(655,069)	962,650
State	335,581	(122,979)	212,602

Total	$1,953,300	(778,048)	1,175,252

Income tax expense for the years ended June 30, 2013 and 2012 differed from amounts computed by applying the U.S. Federal income tax rate of 34% to income before income tax expense as a result of the following:

	2013	2012
Computed “expected” income tax expense	$604,844	1,063,242
Increase (decrease) in income tax expense resulting from:
State income taxes, net of federal income tax benefit	77,771	140,317
Other, net	(41,254)	(28,307)

Total	$641,361	1,175,252

15	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2013 and 2012 consist of the following:

	2013	2012
Deferred tax assets:
Accounts receivable, due to allowance for doubtful accounts	$284,700	379,600
Property held for sale, due to differences in writedown recognition	83,242	83,242
Available-for-sale investments, due to differences in loss recognition	82,430	82,430
Supplemental retirement, due to accrual for financial reporting purposes in excess of actual payments made	2,373,974	1,856,764
Intangible assets, due to differences in amortization periods	10,275	16,199
Other long-term liabilities, net, due to differences in revenue recognition	84,944	106,042
Inventories, principally due to differences in capitalization of overhead costs	4,459	8,667

Total gross deferred tax assets	2,924,024	2,532,944

Deferred tax liabilities:
Property and equipment, net, principally due to differences in depreciation	(2,766,988)	(3,170,861)
Prepaid expenses, due to differences in capitalization for financial reporting and tax purposes	(208,854)	(201,540)
Available-for-sale investments, due to net unrealized gains	(623,693)	(351,023)

Total gross deferred tax liabilities	(3,599,535)	(3,723,424)

Net deferred tax liability	$(675,511)	(1,190,480)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has determined that a valuation allowance for the gross deferred tax assets is not necessary at June 30, 2013 and 2012, since realization of the gross deferred tax assets can be supported by both the amount of taxes paid during the carryback period available under current tax laws and the reversal of the temporary differences which gave rise to the deferred tax liabilities.

The Company does not have any unrecognized tax benefits and does not expect material changes in the amount of unrecognized tax benefits in the next 12 months. The Company’s tax returns for years prior to 2011 are no longer subject to examination by federal or state tax authorities.

(7)	Supplemental Retirement

The Company has supplemental retirement agreements with certain current officers. The Company estimates the liability at June 30, 2013 and 2012 under these agreements, as applicable, to be $6,253,884 and $4,891,369, respectively. In connection with the agreements, the Company has available-for-sale investments of $6,718,388 and $5,089,422 at June 30, 2013 and 2012, respectively, which have been designated to fund the supplemental retirement liability (see note 4).

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

(8)	Employee Stock Ownership Plan

Effective July 1, 1986, the Company’s Profit Sharing Thrift Plan was amended and restated into an Employee Stock Ownership Plan covering substantially all of the Company’s employees. The ESOP purchased 100,000 shares of stock from various stockholders with assets transferred from the Thrift Plan and the proceeds from a long-term $2,000,000 bank loan collateralized by stock and guaranteed by the Company. This loan was paid in full during 1996. During June 1990, the ESOP purchased 7,206 shares of stock from various stockholders with the proceeds from a long-term $985,959 bank loan collateralized by stock and real property and guaranteed by the Company. On April 29, 1996, the ESOP purchased an additional 6,834 shares of common stock (6,740 shares from a stockholder and 94 shares from the Company) with the proceeds from a long-term $450,000 bank loan collateralized by stock and real property and guaranteed by the Company. Both of these loans were paid in full during 2001. On November 18, 1999, the ESOP purchased 14,200 shares of stock from two stockholders with the proceeds from a long-term $1,724,732 bank loan collateralized by stock and real property and also guaranteed by the Company. This loan was paid in full during 2010. Dividends received by the ESOP on existing shares and contributions to the ESOP received from the Company were used to repay the loans with interest.

Contributions to the plan by the Company were $267,849 in 2013 and $469,643 in 2012. Contributions to the plan by the Company in 2012 included an additional employer contribution of 750 shares of Company common stock valued at $183,143.

Because the ESOP guaranteed bank loan was paid in full during 2010, the ESOP held no shares of stock in suspense at June 30, 2013 or 2012.

The ESOP contains a put option which allows participants who are withdrawing from the ESOP to require the Company to repurchase the stock in their accounts at fair market value, as defined, during the put option period, as defined. The ESOP has the option of assuming the Company’s repurchase obligations resulting from the put option. For purposes of transactions relating to the ESOP, the Company’s common stock is valued by an independent third-party appraiser and approved by the trustee of the ESOP. The valuation is performed annually and considers the three basic approaches to value – the asset approach, the income approach, and the market data approach. As of June 30, 2013 (the date of the most recent valuation), a blending of the results from all three approaches was considered by the independent third-party appraiser to provide the best estimate of fair value. The estimated redeemable value of the Company’s stock subject to the put option is the appraised price per share of stock times the number of shares held by participants in the ESOP. Based on the respective independent third-party stock valuation, the fair value of 46,986 and 50,955 shares of Company stock allocated to participants’ accounts at June 30, 2013 and 2012, and potentially subject to the aforementioned put option, was $12,027,476 and $13,004,735, respectively. The ESOP’s provisions allow the Company to fulfill its repurchase obligations related to any exercised put options over a five-year period, at the Company’s election.

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

(9)	Commitments and Contingencies

(a)	Leases

The Company leases property and equipment under noncancellable and year-to-year operating leases, some of which are with related parties. Rental expense under operating leases amounted to $6,051,261 in 2013 and $5,978,349 in 2012, including rental payments to related parties of $972,055 in 2013 and $967,669 in 2012 and rental payments for leased vehicles (recorded in truck and automobile operations on the consolidated statements of income) of $456,982 in 2013 and $451,320 in 2012.

At June 30, 2013, future minimum rental commitments under noncancellable operating leases with original terms in excess of one year are as follows:

	Nonrelated Parties	Related Parties	Total
Year ending June 30,
2014	$3,851,189	986,041	4,837,230
2015	3,375,145	711,702	4,086,847
2016	2,108,982	486,360	2,595,342
2017	1,308,146	442,512	1,750,658
2018	945,400	405,712	1,351,112
Thereafter	3,916,752	1,081,936	4,998,688

Total	$15,505,614	4,114,263	19,619,877

The Company also leases certain owned property and equipment and subleases certain leased property and equipment under noncancellable and year-to-year operating leases. Rental income under these leases amounted to $797,364 in 2013 and $783,815 in 2012.

At June 30, 2013, future minimum rental income under noncancellable operating leases with original terms in excess of one year is as follows:

Year ending June 30,
2014	$800,070
2015	492,180
2016	266,150
2017	126,800
2018	36,000

Total	$1,721,200

(b)	Stock Purchase Agreements

Under stock purchase agreements with certain stockholders, the Company is obligated to purchase, at the price included in the agreements, its common stock held by these stockholders. Benefits from Company-owned life insurance policies provide the primary funding for the Company’s stock purchase obligations under the agreements.

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

(c)	Environmental Compliance

The Company has to comply with federal and state laws and regulations relating to storage tanks. In 2013 and 2012, the Company paid approximately $1,725,000 and $1,775,000, respectively, into state petroleum storage tank funds. These funds limit the Company’s environmental liabilities related to underground storage tanks to $50,000 on-site and $150,000 off-site per occurrence, and environmental liabilities related to above-ground storage tanks to five cents per gallon times the tank’s storage capacity per on-site occurrence. In addition to amounts paid into storage tank funds, the Company incurred environmental costs of $174,078 and $101,810 in 2013 and 2012, respectively, primarily attributable to federal and state compliance requirements. As a result of replacing or improving its storage tanks, the Company may uncover contaminated soil which will require corrective action. The Company has not currently identified any sites which require corrective action and is unable to estimate a range for these potential future costs.

(d)	Legal Matters

The Company is involved in litigation which arose in the normal course of business. Management believes that resulting settlements, if any, will not have a significant impact on the Company’s consolidated financial condition, results of operations or liquidity.

(10)	Significant Risks and Uncertainties Including Business and Credit Concentrations

The Company’s primary businesses include the distribution of petroleum products and the operation of convenience stores and branded food locations throughout Virginia and in parts of West Virginia, Tennessee, North Carolina, Maryland, Kentucky and Pennsylvania. Operating results are closely correlated with the economic trends within these regions, major developments within the petroleum industry affecting supply and demand, and the severity of the weather during winter months. During 2013 and 2012, the Company had no significant concentrations of sales within its customer base. At June 30, 2013, the Company had accounts receivable from two customers totaling $5,425,772, or 18.7% of trade accounts receivable. At June 30, 2012, the Company had accounts receivable from two customers totaling $4,246,330, or 15.2% of trade accounts receivable. The Company does not generally require collateral to support accounts receivable; however, the Company does require personal guarantees or letters of credit for certain customers, primarily the dealer and sub-jobber accounts.

(11)	Fair Value Measurements

(a)	Fair Value of Financial Instruments

The estimated fair values of financial instruments are determined based on the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amounts approximate fair values of the financial instruments shown on the consolidated balance sheets and represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

19	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

Specifically, the following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash, trade accounts receivable, trade accounts payable, and accrued expenses: The carrying amounts approximate fair value because of the short-term nature of these instruments.

Available-for-sale investments: Mutual funds are measured using quoted market prices at the reporting date multiplied by the quantity held.

Long-term debt: The fair value of the Company’s long-term debt is determined by discounting the future cash flows of each instrument at rates that reflect, among other things, market interest rates currently available for similar instruments of comparable maturities.

(b)	Fair Value Hierarchy

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The following tables present by level, within the fair value hierarchy, assets that are measured at fair value on a recurring basis at June 30, 2013 and 2012:

	Assets Measured at Fair Value at June 30, 2013
	Level 1	Level 2	Level 3	Total
Available-for-sale investments:
Balanced mutual funds	$6,718,388	—	—	6,718,388

	Assets Measured at Fair Value at June 30, 2012
	Level 1	Level 2	Level 3	Total
Available-for-sale investments:
Balanced mutual funds	$5,089,422	—	—	5,089,422

20	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2013 and 2012

(12)	Other Comprehensive Income

Effective June 30, 2013, the Company adopted FASB ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Under this ASU, the Company had the option to present the components of net income and comprehensive income in either one financial statement or two consecutive financial statements. The ASU eliminates the previous option in U.S. GAAP to present other comprehensive income in the statement of changes in stockholders’ equity. The Company retroactively implemented the provisions of ASU 2011-05 in fiscal year 2013 by presenting a separate consolidated statement of comprehensive income following the consolidated statement of income.

The accumulated balance of other comprehensive income on the consolidated balance sheets consists of unrealized gains on available-for-sale investments, net of deferred income taxes.

(13)	Subsequent Event

On March 20, 2014, the Company entered into an Agreement and Plan of Merger among Pinehurst Petroleum, LLC (Pinehurst), PMI Merger Sub, Inc., Petroleum Marketers, Incorporated Employee Stock Ownership Trust and Ronald R. Hare, in his capacity as representative (the Merger Agreement) pursuant to which Pinehurst agreed to acquire all of the shares of the Company for $75.0 million subject to an adjustment for a targeted net working capital of $3.0 million, through the merger of PMI Merger Sub, Inc., a wholly owned subsidiary of Pinehurst, and the Company. Under the terms of the Merger Agreement, the stockholders of the Company agreed to escrow $5.0 million for 25 months after the closing date to secure the indemnity provisions for the benefit of Pinehurst contained in the Merger Agreement. The Merger Agreement also contains customary representations, warranties, agreements and obligations of the parties, and termination, closing conditions and indemnity provisions.

On April 30, 2014, Lehigh Gas Partners LP (the Partnership), a Securities and Exchange Commission (SEC) registrant, purchased all of the equity interests of Pinehurst. Subsequent to such purchase, the merger became effective and, as a result, the Partnership became the owner of the Company.

As a non-SEC registrant, the Company’s consolidated financial statements presented the fair value of ESOP shares subject to redemption within stockholders’ equity (see note 8). In order to present the accompanying consolidated financial statements in accordance with the SEC’s Regulation S-X, the fair value of the ESOP shares subject to redemption has been reclassified from stockholders’ equity to in between stockholders’ equity and liabilities on the consolidated balance sheets.

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